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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: March 6, 1997
                        (Date of earliest event reported)

                             Boykin Lodging Company
             (Exact Name of registrant as specified in its charter)


             Ohio                                             34-1824586
             ----                 -----------                 ----------
(State or other jurisdiction      (Commission      (IRS Employer Identification
        of Incorporation)         File Number)         Identification Number)



Terminal Tower, Suite 1500, 50 Public Square, Cleveland, Ohio      44113-2258
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         (Address of Principal Executive Offices)                  (Zip Code)


                                 (216) 241-6375
                                 --------------
              (registrant's telephone number, including area code)




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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS
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Raleigh, North Carolina business purchase
-----------------------------------------


         On March 19, 1997, the Company acquired the Holiday Inn Crabtree in Raleigh, North Carolina. The acquisition price was $7.5 million and was funded with cash proceeds from the Company's initial public offering, which was completed in November 1996. The seller was Patrick Investment Corp. Neither the Company, nor any of its shareholders, directors or officers own any interests in the seller. The hotel, built in 1974, contains 176 guest rooms in a twelve story tower, has approximately 4,500 square feet of meeting space, a 120 seat restaurant, 25 seat lounge, a pool, and other full service hotel amenities. The Company expects to invest approximately $3 million in capital improvements to the hotel. The hotel is operated under a license agreement with Holiday Inns.

         The Company purchased all of the seller's interest in the hotel, improvements and furnishings. The Company entered into a ground lease with the seller for a term of 99 years on a "triple net" basis for an annual rental payment of $10. The ground lease gives the Company the option to purchase the land for a nominal sum at it's option.

         The Company has leased the hotel to Boykin Management Company Limited Liability Company (the Lessee), an entity in which the Company's chairman and chief executive officer, Robert W. Boykin, owns a 53.8% interest. The Lessee will continue the business of operating the hotel.

         In determining the price to be paid for the hotel, the Company considered the historical and expected cash flow from the hotel, the nature of the occupancy and average daily rate trends, current operating costs and taxes, the physical condition of the property, the potential to increase its cash flow and other factors including the sales prices of similar properties. No independent appraisal of the hotel was performed in connection with the acquisition.

         Based upon the Company's initial review of the financial statements of the seller, the Company believes that the acquisition may involve a business which is significant under Rule 11.01 (b) and (d) of Regulation S-X. If its final review confirms this belief, the Company intends to amend this report within 60 days to provide the necessary financial statements.




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ITEM 5.           OTHER EVENTS
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Melbourne, Florida business purchase
------------------------------------


         On March 13, 1997, the Company acquired the Hilton Melbourne Beach in Indialantic, Florida. The acquisition price was $9.3 million and was funded with cash proceeds from the Company's initial public offering, which was completed in November 1996. The seller was Melbourne Beach Hotel Ltd. Co. Neither the Company nor any of its shareholders, directors or officers own any interests in the seller. The hotel, built in 1986, is situated on approximately four acres of land directly on the Atlantic ocean, contains 118 guest rooms in an eleven story tower, has approximately 3,900 square feet of meeting space, a 120 seat restaurant, a 100 seat nightclub, a lobby bar which seats approximately 60, a pool with a pool side bar, and other full service resort hotel amenities. The hotel recently underwent an extensive, $3.6 million renovation. The hotel is approximately one mile north of the Company's Quality Suites hotel. The hotel is operated under a license agreement with Hilton Inns.

         The Company has leased the hotel to the Lessee. The Lessee will continue the business of operating the hotel.

         In determining the price to be paid for the hotel, the Company considered the historical and expected cash flow from the hotel, the nature of the occupancy and average daily rate trends, current and expected operating costs and taxes, the physical condition of the property, the potential to increase its cash flow and other factors including the sales prices of similar properties. No independent appraisal of the hotel was performed in connection with the acquisition.

         Based upon the financial statements of the seller, the acquisition does not involve a business which is significant under Rule 11.01 (b) and (d) of Regulation S-X.



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ITEM 5.           OTHER EVENTS (CONTINUED)
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Daytona Beach, Florida asset purchase
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         On March 6, 1997, the Company purchased the real and personal property of the Whitehall Inn located in Daytona Beach, Florida. The Company's total investment was $4.2 million and was funded with cash proceeds from the Company's initial public offering, which was completed in November 1996. The sellers were Broderick Building Corp. and Whitehall Inn, Inc. Neither the Company, nor any of its shareholders, directors or officers own any interests in the sellers. The property consists of approximately two acres of land directly on the Atlantic ocean, an 11 story building with 205 guest room bays and food and beverage facilities built in 1974, an attached two story addition constructed in 1988 containing meeting facilities, and certain personal property.

         The Company will discontinue operations at the property as soon as is practical, in light of pre sold reservations. In the interim, in order to preserve the Company's REIT tax status, the property has been leased to the Lessee on a short term basis. The Lessee has engaged an independent third party hotel management firm to manage the property until the close down. The Company expects to spend approximately $4 million to completely renovate the property. The Company expects to commence business operations as a resort with a major hotel franchise affiliation in January, 1998. At that time, the property will be leased to the Lessee on a long term basis, and the Lessee will operate and manage the new business.

         In determining the price to be paid for the property, the Company considered the expected future cash flow from the hotel as a newly renovated franchised resort hotel with a national franchisor license, the nature of the occupancy and average daily rate trends of the local market as a whole for franchised resort hotel properties, expected operating costs and taxes, the expected physical condition of the property after renovation, and other factors. The Company did not attach material significance to the historical financial performance of the property, considering its current physical shape and market position as operated by the seller. No independent appraisal was performed in connection with the acquisition..

         The Company has concluded that the purchase does not involve a significant amount of assets within the meaning of Regulation S-X.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  BOYKIN LODGING COMPANY

Date: March 21, 1997              By: /s/ RAYMOND P. HEITLAND

                                  Raymond P. Heitland, Chief Financial Officer